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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1995, incorporated by reference in the Proxy Statement of United Video Satellite Group, Inc. which is made a part of the Registration Statement (Form S-4) of Tele-Communications, Inc. for the registration of shares of its preferred stock.


                                               Ernst & Young LLP



Tulsa, Oklahoma
December 20, 1995